Exhibit 99.1

To vote in the AIM Bancshares, Inc. annual meeting, please mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to:

Jeremy Ferrell
Corporate Secretary
AIM Bancshares, Inc.
110 College Avenue, Levelland, Texas 79336

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1. APPROVAL OF THE AIM/AIMBANK MERGER PROPOSAL. To approve the Agreement and Plan of Merger, dated September 22, 2020, by and between AIM Bancshares, Inc. (“AIM”) and AimBank, a Texas state-chartered bank and wholly owned subsidiary of AIM, as it may be amended from time to time, pursuant to which AIM will merge with and into AimBank, with AimBank as the surviving corporation, on and subject to the terms and conditions contained therein, with the understanding that, immediately following the merger of AIM with and into AimBank, and without any further action by any of AIM, AimBank, Heartland Financial USA, Inc. (“Heartland”), First Bank & Trust, a Texas state-chartered bank and wholly owned subsidiary of Heartland (“FB&T”), or the holders of AIM common stock, AimBank will be merged with and into FB&T, with FB&T as the surviving corporation (together with the merger of AIM with and into AimBank, the “merger”), on and subject to the terms and conditions contained in the Amended and Restated Agreement and Plan of Merger dated as of October 19, 2020 by and among Heartland, FB&T, AIM, AimBank, and Michael F. Epps, as the Shareholder Representative (the “AIM/AimBank merger proposal”).

☐	FOR	☐	AGAINST	☐	ABSTAIN

2. ELECTION OF DIRECTORS. To elect the following four (4) persons to serve on the AIM board of directors until their successors are elected and qualified at the next annual meeting of shareholders of AIM or until their earlier death, resignation or removal from office (provided that, if the merger is completed, the separate corporate existence of AIM and AimBank will cease and the composition of FB&T’s board of directors will be modified to include Scott L. Wade and three other former members of the board of AIM or AimBank):  Buford A. Duff; Jeremy Ferrell; Scott L. Wade; and Kenneth D. Willmon.

☐	FOR ALL NOMINESS	☐	AGAINST ALL NOMINESS
☐	FOR ALL NOMINEES, EXCEPT FOR THE FOLLOWING NOMINEES:

3. APPROVAL OF THE ADJOURNMENT PROPOSAL. To approve the adjournment of the annual meeting to a later date or dates, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve the AIM/AimBank merger proposal.

☐	FOR	☐	AGAINST	☐	ABSTAIN

NOTE: The Board of Directors does not expect there to be any other business conducted at the annual meeting.

Please sign exactly as your name(s) appear(s) on your stock certificate. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature	Date	Signature (Joint Owners)	Date

Print Name		Print Name

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: If you have questions about the merger or the AIM Bancshares, Inc. annual meeting, need additional copies of the proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, you may contact Jeremy Ferrell, Corporate Secretary, at the following physical or e-mail address or by calling the following telephone number: AIM Bancshares, Inc., 110 College Avenue, Levelland, Texas 79336; jferrell@aim.bank; (806) 897-4330.

AIM BANCSHARES, INC.
Annual Meeting of Shareholders
[•], 2020

This proxy is solicited by the Board of Directors of AIM Bancshares, Inc.

The undersigned holder(s) of AIM Bancshares, Inc. common stock hereby revokes all previous proxies, if any, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement/Prospectus, and hereby appoints Scott L. Wade and Jeremy Ferrell, and each of them, as attorneys, agents and proxies of the undersigned, with full powers of substitution, to attend and act as proxies of the undersigned at the Annual Meeting of Shareholders of AIM Bancshares, Inc. to be held at
                                                                                    , at            local time on                , 2020, and any and all adjournments thereof, and to vote as specified herein the number of shares of common stock that the undersigned, if personally present, would be entitled to vote, with the same force and effect as the undersigned might or could do if personally present.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the board of directors of AIM Bancshares, Inc., and, therefore, will be voted for “FOR” proposals 1, 2 and 3.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments.

Continued and to be signed on reverse side